Exhibit 16.1

April 30, 2014

U.S. Securities and Exchange Commission
100 F Street, N.E.
Washington DC 20549-7561

Re:	Frozen Food Gift Group, Inc.
Commission File Number: 333-165406

Commissioners:

We have read Item 4.01 of the Form 8-K dated April 30, 2014 and are in agreement with the statements contained therein insofar as they relate to our dismissal and our audits of consolidated balance sheets of Frozen Food Gift Group, Inc. (the “Company”) as of December 31, 2013 and 2012 and the related consolidated statements of operations, stockholders’ deficit and cash flows for the years then ended.

/s/ David Aronson, CPA, P.A.
David Aronson, CPA, P.A.